UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

BLUEJAY DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2026, Bluejay Diagnostics, Inc. (the “Company”), in connection with a private placement of the Company’s securities, entered into with certain institutional, accredited investors (i) a securities purchase agreement, and (ii) a registration rights agreement (the “private placement”). The private placement closed on June 5, 2026.

Pursuant to the purchase agreement, the Company offered and sold (i) pre-funded warrants to purchase up to 3,655,917 shares of the Company’s common stock (“common stock,” and such warrants, the “Pre-Funded Warrants”), (ii) Series G warrants (the “Series G Warrants”) to purchase up to 3,655,917 shares of common stock and (iii) Series H warrants (the “Series H Warrants”) to purchase up to 3,655,917 shares of common stock. The combined price of securities sold in the private placement was $2.324 per Pre-Funded Warrant and accompanying Series G Warrant and Series H Warrant. The Pre-Funded Warrants are immediately exercisable for shares of common stock at an exercise price of $0.0001 per share, and expire once exercised in full. The Series G Warrants and Series H Warrants are immediately exercisable for shares of common stock at an exercise price of $2.075 per share. The Series G Warrants expire five years from the effective date of the resale registration statement registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants, Series G Warrants and Series H Warrants (the “Effective Date”). The Series H Warrants expire twenty-four months from the Effective Date.

H.C. Wainwright & Co. (the “placement agent”) served as the exclusive placement agent for the private placement.

At closing, the Company received proceeds of approximately $7.7 million after payment to the placement agent of an 7% cash fee, a 1% management fee and reimbursement of certain fees and expenses of the placement agent, in each case, pursuant to an engagement letter entered into with the placement agent on April 11, 2026. In addition, pursuant to such engagement letter, the Company issued to the placement agent (or its designees) warrants (“Placement Agent Warrants” and together with the Series G Warrants and the Series H Warrants, the “Common Warrants”) to purchase up to an aggregate of 255,915 shares of common stock on the same terms as the Series G Warrants, except that the exercise price per share is 125% of the combined price per Pre-Funded Warrant, Series G Warrant and Series H Warrant sold in the offering, plus $0.0001. In addition, upon the exercise for cash of the Series G Warrants and the Series H Warrants, the Company shall (A) pay the placement agent, (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto and (B) issue to the placement agent (or its designees), placement agent warrants to purchase that number of shares of common stock equal to 7.0% of the aggregate number of such shares of common stock underlying such warrants that have been so exercised.

Pursuant to the terms of the registration rights agreement, the Company has agreed to register for resale, at the Company’s expense, all of the shares of common stock collectively exercisable pursuant to the Pre-Funded Warrants, the Series G Warrants and the Series H Warrants. The Company has agreed to (i) file such a resale registration statement by June 17, 2026, (ii) use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after filing (and in no event later than certain dates specified in the registration rights agreement, depending on the circumstances), and (iii) use its best efforts to keep such resale registration statement continuously effective under the Securities Act until the date that all shares of common stock registered thereunder have been sold or may be sold without registration under Rule 144. Failure by the Company to meet the filing deadlines and other requirements set forth in the registration rights agreement would subject the Company to certain specified liquidated damages amounts payable to the purchasers in the private placement.

Pursuant to the terms of the purchase agreement, the Company generally may not, until the date that is 90 calendar days after the Effective Date, issue or enter into agreements to issue shares of common stock or securities convertible into or exercisable for common stock. In addition, the purchase agreement provides that until the date that is one year following the date that the resale registration statement is declared effective by the SEC, the Company may not, without the prior written consent of investors who purchased a majority of the securities sold in the private placement, (i) engage in certain “variable rate transactions” (as defined in the purchase agreement) related to its securities, or (ii) undertake a reverse or forward stock split or recapitalization, other than in the good faith determination of the Company’s board of directors to maintain its listing on the Nasdaq Capital Market, subject to certain exceptions.

Holders of the warrants will not have the right to exercise any portion of such warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at the initial election of the holder) of the number of shares of common stock outstanding immediately after giving effect to such exercise, provided that a holder may increase or decrease such beneficial ownership limitation up to, and no higher than, 9.99%, by giving 61 calendar days’ notice to the Company.

The Common Warrants include certain rights upon a “fundamental transaction” (as defined in the Common Warrants), including the right of the holders thereof to receive from the Company or a successor entity cash or the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of common stock in such fundamental transaction in the amount of the “Black Scholes value” (as defined in such Common Warrants) of the unexercised portion of the applicable warrants on the date of the consummation of such fundamental transaction.

The Common Warrants sold and issued in the private placement were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Pre-Funded Warrants, the Series G Warrants, the Series H Warrants, the Placement Agent Warrants, the purchase agreement and the registration rights agreement are not complete and are qualified in their entirety by reference to the full text of such warrants and/or agreements, the forms of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On June 2, 2026, the Company issued a press release announcing the pricing of the private placement, and on June 5, 2026, the Company issued a press release announcing the closing of the private placement. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series G Warrant.
4.3	Form of Series H Warrant.
4.4	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Pricing Press Release, dated June 2, 2026.
99.2	Closing Press Release, dated June 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bluejay Diagnostics, Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Date: June 8, 2026

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